Exhibit 99.1

GREAT PLAINS ENERGY ANNOUNCES SECOND QUARTER RESULTS

Company Completes Transformational Events with Sale of Strategic Energy and Acquisition of Aquila

Kansas City, Mo. (Aug. 6, 2008) — Great Plains Energy (NYSE: GXP) today announced a second quarter 2008 reported loss of $5.4 million or $0.06 per share, including a loss of $18.2 million or $0.21 per share from the discontinued operations of Strategic Energy.  Great Plains Energy sold Strategic Energy on June 2.  For the same period in 2007, the Company reported earnings of $25.1 million or $0.29 per share, including a loss of $6.8 million or $0.08 per share from the discontinued operations of Strategic Energy.

Core earnings for the quarter were $21.2 million or $0.25 per share, compared to second quarter 2007 core earnings of $32.7 million or $0.38 per share.  Core earnings were reduced by higher purchased power expense resulting from a refueling outage at the Wolf Creek nuclear plant and higher prices, as well as unfavorable weather and lower wholesale sales.  These impacts were partially offset by new 2008 retail rates.

“The longer than expected outage at Wolf Creek and rising fuel prices impacted our second quarter results,” commented Mike Chesser, Chairman and CEO.  “We did, however, successfully complete two major transformational events – the sale of Strategic Energy in the second quarter and the acquisition of Aquila that closed July 14.  These actions create a strong regional electric utility positioned to provide shareholders an attractive long-term total return.  For customers, the combination of the operations of KCP&L and Aquila will deliver improved service and considerable value and savings through merger synergies that will help offset future rate increases,” continued Chesser.

For the first six months of 2008, reported earnings were $41.7 million or $0.49 per share, compared to $48.1 million or $0.57 per share for the same period last year.  Core earnings for the first six months were $29.0 million or $0.34 per share, compared to $28.6 million or $0.34 per share last year.  The year-to-date increase in core earnings resulted from increased retail revenue, mostly offset by increased purchased power expense.

The Company believes core earnings provide a more meaningful measure of performance that is comparable among periods because it excludes the effects of the discontinued operations of Strategic Energy, certain unusual items and mark-to-market gains and losses on certain contracts.  Reported earnings are reconciled to core earnings in attachments B and C.

Kansas City Power & Light
Kansas City Power & Light (“KCP&L”) reported earnings of $7.9 million or $0.09 per share in the second quarter of 2008, compared to $36.5 million or $0.43 per share last year.  Core earnings were $29.5 million or $0.34 per share, compared to second quarter 2007 core earnings of $36.5 million or $0.43 per share.  Though revenues increased as described in more detail below, they were more than offset by higher purchased power volume and lower wholesale sales volume resulting from the refueling outage at Wolf Creek, and higher purchased power prices.

Revenues for the second quarter of 2008 were $335.0 million, compared to $319.1 million for the second quarter last year.  Retail revenue increased by $19.5 million to $276.3 million compared to last year, primarily due to new retail rates.  The retail revenue increase was offset somewhat by a $3.8 million decline in wholesale revenues in the second quarter 2008 compared to 2007.  This decrease was driven by lower wholesale volumes as a result of the refueling outage at Wolf Creek.

During the second quarter of 2008, purchased power expense increased 68% over the 2007 quarter due to an increase in the average price per MWh and increased purchased volume resulting primarily from the refueling outage at the Wolf Creek generating unit.  Wolf Creek started its planned refueling outage on March 20, and there were several increases in work scope during the outage that extended the restart of the unit to May 14.  As a result of the refueling outage, the capacity and availability factor for Wolf Creek decreased to 50% for the quarter compared to 100% in the second quarter of 2007.  Since returning to service, the plant has operated at 100% availability and capacity.

Year-to-date June 30, 2008, KCP&L’s reported earnings were $24.9 million or $0.29 per share, compared to $38.6 million or $0.46 per share in the first half of 2007.  Core earnings year-to-date were $44.6 million or $0.52 per share, compared to $38.6 million or $0.46 per share last year.  The increase in year-over-year core earnings during the first half of 2008 was driven by increased retail revenue, mainly attributable to new rates, and wholesale revenue resulting primarily from higher wholesale prices.  These increases were largely offset by the impact of the Wolf Creek outage and higher operating expenses.

Other
Reported results for the “Other” segment, which mainly includes the Company’s investments in affordable housing and unallocated corporate charges, for the second quarter 2008 were earnings of $4.9 million or $0.06 per share compared to a loss of $4.6 million or $0.06 per share in the second quarter last year.  Core results in the “Other” category for the second quarter 2008 were a loss of $8.3 million or $0.09 per share compared to a loss of $3.8 million or $0.05 per share in the second quarter of 2007.

Year-to-date June 30, 2008, the “Other” segment loss was $17.9 million or $0.20 per share on a reported basis.  This compares to a loss of $10.8 million or $0.13 per share for the same period in 2007.  Core results for the first six months of 2008 were a loss of $15.6 million or $0.18 per share compared to a loss of $10.0 million or $0.12 per share for the first six months of 2007.

The greater core loss in the other category for both the quarter and year-to-date is primarily attributable to overall higher expenses at the holding company, including $0.9 million and $2.7 million, respectively, of labor-related expenses related to the Aquila transaction that would otherwise be reflected in the KCP&L segment.  In addition, higher interest expense related to Great Plains Energy’s issuance of $100 million of long-term debt in September 2007 impacted the quarter and year-to-date by $1.8 million and $3.6 million, respectively.

Earnings Guidance
As previously announced, Great Plains Energy is not issuing 2008 guidance.  The Company plans to provide 2009 guidance on its third quarter earnings call.

Non-GAAP Financial Measures
Great Plains Energy provides in its earnings releases descriptions of “core earnings” in addition to earnings calculated in accordance with GAAP.  Great Plains Energy also provides its earnings guidance in terms of core earnings.  Core earnings are a non-GAAP financial measure that differs from GAAP earnings because it excludes the effects of discontinued

operations, certain unusual items and mark-to-market gains and losses on certain contracts.  Core earnings for historical periods are reconciled to GAAP earnings in attachment B and C.

Great Plains Energy believes core earnings provide to investors a meaningful indicator of its results that is comparable among periods because it excludes the effects of discontinued operations, certain unusual items and mark-to-market gains and losses on certain contracts.  These items are excluded from core earnings because they may not be indicative of Great Plains Energy’s prospective earnings potential.  Investors should note that this non-GAAP measure involves judgments by management, including whether an item is classified as an unusual item, and Great Plains Energy’s definition of core earnings may differ from similar terms used by other companies.  The impact of these items could be material to operating results presented in accordance with GAAP.

Core earnings are used internally to measure performance against budget and in reports for management and the Board of Directors and are a component, subject to adjustment, of employee and executive incentive compensation programs.

About Great Plains Energy:
Headquartered in Kansas City, Mo., Great Plains Energy Incorporated (NYSE: GXP) is the holding company of Kansas City Power & Light Company and Aquila, Inc. (doing business as KCP&L Greater Missouri Operations Company), two of the leading regulated providers of electricity in the Midwest.  Kansas City Power & Light and Aquila use KCP&L as a brand name.  More information about the company is available on the Internet at: http://www.greatplainsenergy.com.

Earnings Webcast Information:
An earnings conference call and webcast is scheduled for 9 a.m. EDT tomorrow to review the Company’s second quarter 2008 financial results.

A live audio webcast of the conference call, presentation slides, and the earnings press release will be available on the Investor Relations page of Great Plains Energy’s Web site at www.greatplainsenergy.com.

The conference call can be accessed by dialing 1-800-240-4186 five to ten minutes prior to the scheduled start time.  The confirmation code is 11116484.

A replay and transcript of the call will be available later in the day by accessing the investor section of the company’s website at www.greatplainsenergy.com.  A replay of the conference call will also be available for one week following the call by dialing 1-800-405-2236 or 303-590-3000.  The confirmation code is 11116484.

The presentation may include certain non-GAAP financial measures as defined under SEC rules.  In such event, a reconciliation of those measures to the most directly comparable GAAP measures will be available on Great Plain's investor relations Web site at: http://www.greatplainsenergy.com.

###

FORWARD-LOOKING STATEMENTS

Statements made in this release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made.  Forward-looking statements include, but are not limited to, the outcome of regulatory proceedings, cost estimates of the Comprehensive Energy Plan and other matters affecting future operations.  In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the registrants are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information.  These important factors include: future economic conditions in the regional, national and international markets, including but not limited to regional and national wholesale electricity markets; market perception of the energy industry, Great Plains Energy, KCP&L and Aquila, which is doing business as KCP&L Greater Missouri Operations Company (KCP&L GMO); changes in business strategy, operations or development plans; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates KCP&L and KCP&L GMO can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on pension plan assets and costs; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts; increased competition including, but not limited to, retail choice in the electric utility industry and the entry of new competitors; ability to carry out marketing and sales plans; weather conditions including weather-related damage; cost, availability, quality and deliverability of fuel; ability to achieve generation planning goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of additional generating capacity and environmental projects; nuclear operations; workforce risks, including retirement compensation and benefits costs; the ability to successfully integrate KCP&L and KCP&L GMO operations and the timing and amount of resulting synergy savings; and other risks and uncertainties.  Other risk factors are detailed from time to time in Great Plains Energy’s and KCP&L’s most recent quarterly reports on Form 10-Q or annual reports on Form 10-K filed with the Securities and Exchange Commission.  This list of factors is not all-inclusive because it is not possible to predict all factors.

Great Plains Energy Contacts:
Investors: Ellen Fairchild, director of investor relations, 816-556-2083,
ellen.fairchild@kcpl.com

Media: Matt Tidwell, director of corporate communications, 816-556-2069,
matt.tidwell@kcpl.com

Attachment A

GREAT PLAINS ENERGY
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Year to Date
	June 30		June 30
	2008	2007	2008	2007
Operating Revenues	(millions, except per share amounts)
Electric revenues	$335.0	$319.1	$632.6	$574.8
Operating Expenses
Fuel	58.3	57.9	113.0	110.6
Purchased power	38.2	22.7	69.0	39.1
Operating expenses - KCP&L	78.3	74.1	152.3	147.7
Selling, general and administrative - non-regulated	0.1	4.7	9.0	7.8
Maintenance	28.4	23.1	58.6	53.0
Depreciation and amortization	50.8	43.8	101.0	86.8
General taxes	29.1	27.7	58.8	54.8
Loss on property	0.2	-	0.2	-
Other	-	-	-	0.2
Total	283.4	254.0	561.9	500.0
Operating income	51.6	65.1	70.7	74.8
Non-operating income	5.8	1.2	14.9	5.1
Non-operating expenses	(1.4)	(0.9)	(2.5)	(3.6)
Interest charges	(10.4)	(17.5)	(52.0)	(38.6)
Income from continuing operations before income taxes
and loss from equity investments	45.6	47.9	31.1	37.7
Income taxes	(32.0)	(15.2)	(22.5)	(8.3)
Loss from equity investments, net of income taxes	(0.4)	(0.3)	(0.8)	(0.7)
Income from continuing operations	13.2	32.4	7.8	28.7
Income (loss) from discontinued operations, net of income taxes	(18.2)	(6.8)	34.7	20.3
Net income (loss)	(5.0)	25.6	42.5	49.0
Preferred stock dividend requirements	0.4	0.5	0.8	0.9
Earnings (loss) available for common shareholders	$(5.4)	$25.1	$41.7	$48.1

Average number of common shares outstanding	86.0	85.6	85.9	84.2

Basic and diluted earnings (loss) per common share
Continuing operations	$0.15	$0.37	$0.09	$0.33
Discontinued operations	(0.21)	(0.08)	0.40	0.24
Basic and diluted earnings (loss) per common share	$(0.06)	$0.29	$0.49	$0.57

Cash dividends per common share	$0.415	$0.415	$0.83	$0.83

Attachment B

GREAT PLAINS ENERGY
Consolidated Earnings and Earnings Per Share
Three Months Ended June 30
(Unaudited)

			Earnings per Great
	Earnings		Plains Energy Share
	2008	2007	2008	2007
	(millions)
KCP&L	$7.9	$36.5	$0.09	$0.43
Other	5.3	(4.1)	0.06	(0.05)
Income from continuing operations	13.2	32.4	0.15	0.38
Strategic Energy discontinued operations	(18.2)	(6.8)	(0.21)	(0.08)
Net income (loss)	(5.0)	25.6	(0.06)	0.30
Preferred dividends	(0.4)	(0.5)	-	(0.01)
Earnings (loss) available for common shareholders	$(5.4)	$25.1	$(0.06)	$0.29

Reconciliation of GAAP to Non-GAAP
Earnings (loss) available for common shareholders	$(5.4)	$25.1	$(0.06)	$0.29
Reconciling items
KCP&L - allocation of holding company merger tax benefits	1.9	-	0.02	-
KCP&L - change in composite tax rate	19.7	-	0.23	-
Other - merger transition non-labor costs	(4.3)	0.8	(0.05)	0.01
Other - mark-to-market impact of interest rate hedge	(8.0)	-	(0.09)	-
Other - change in composite tax rate	(0.9)	-	(0.01)	-
Strategic Energy discontinued operations	18.2	6.8	0.21	0.08
Core earnings	$21.2	$32.7	$0.25	$0.38

Core earnings
KCP&L	$29.5	$36.5	$0.34	$0.43
Other	(8.3)	(3.8)	(0.09)	(0.05)
Core earnings	$21.2	$32.7	$0.25	$0.38

Attachment C

GREAT PLAINS ENERGY
Consolidated Earnings and Earnings Per Share
Year to Date June 30
(Unaudited)

			Earnings per Great
	Earnings		Plains Energy Share
	2008	2007	2008	2007
	(millions)
KCP&L	$24.9	$38.6	$0.29	$0.46
Other	(17.1)	(9.9)	(0.20)	(0.12)
Income from continuing operations	7.8	28.7	0.09	0.34
Strategic Energy discontinued operations	34.7	20.3	0.40	0.24
Net income	42.5	49.0	0.49	0.58
Preferred dividends	(0.8)	(0.9)	-	(0.01)
Earnings available for common shareholders	$41.7	$48.1	$0.49	$0.57

Reconciliation of GAAP to Non-GAAP
Earnings available for common shareholders	$41.7	$48.1	$0.49	$0.57
Reconciling items
KCP&L - change in composite tax rate	19.7	-	0.23	-
Other - merger transition non-labor costs	0.9	0.8	-	0.01
Other - release of legal reserve	(3.4)	-	(0.04)	-
Other - mark-to-market impact of interest rate hedge	5.7	-	0.07	-
Other - change in composite tax rate	(0.9)	-	(0.01)	-
Strategic Energy discontinued operations	(34.7)	(20.3)	(0.40)	(0.24)
Core earnings	$29.0	$28.6	$0.34	$0.34

Core earnings
KCP&L	$44.6	$38.6	$0.52	$0.46
Other	(15.6)	(10.0)	(0.18)	(0.12)
Core earnings	$29.0	$28.6	$0.34	$0.34

Attachment D

GREAT PLAINS ENERGY
Summary Income Statement by Segment
Three Months Ended June 30, 2008
(Unaudited)

	Consolidated
	GPE	KCP&L	Other
	(millions)
Operating revenues	$335.0	$335.0	$-
Fuel	(58.3)	(58.3)	-
Purchased power	(38.2)	(38.2)	-
Other operating expense	(135.9)	(135.0)	(0.9)
Depreciation and amortization	(50.8)	(50.8)	-
Loss on property	(0.2)	(0.2)	-
Operating income (loss)	51.6	52.5	(0.9)
Non-operating income and expenses	4.4	4.3	0.1
Interest charges	(10.4)	(19.9)	9.5
Income taxes	(32.0)	(29.0)	(3.0)
Loss from equity investments	(0.4)	-	(0.4)
Income (loss) from continuing operations	13.2	7.9	5.3
Loss from discontinued operations	(18.2)	-	(18.2)
Net income (loss)	$(5.0)	$7.9	$(12.9)
Earnings (loss) per GPE common share	$(0.06)	$0.09	$(0.15)

GREAT PLAINS ENERGY
Summary Income Statement by Segment
Year to Date June 30, 2008
(Unaudited)

	Consolidated
	GPE	KCP&L	Other
	(millions)
Operating revenues	$632.6	$632.6	$-
Fuel	(113.0)	(113.0)	-
Purchased power	(69.0)	(69.0)	-
Other operating expense	(278.7)	(267.5)	(11.2)
Depreciation and amortization	(101.0)	(101.0)	-
Loss on property	(0.2)	(0.2)	-
Operating income (loss)	70.7	81.9	(11.2)
Non-operating income and expenses	12.4	6.5	5.9
Interest charges	(52.0)	(36.7)	(15.3)
Income taxes	(22.5)	(26.8)	4.3
Loss from equity investments	(0.8)	-	(0.8)
Income (loss) from continuing operations	7.8	24.9	(17.1)
Income from discontinued operations	34.7	-	34.7
Net income	$42.5	$24.9	$17.6
Earnings per GPE common share	$0.49	$0.29	$0.20

Attachment E

GREAT PLAINS ENERGY
Consolidated Balance Sheets
(Unaudited)

	June 30	December 31
	2008	2007
ASSETS	(millions, except share amounts)
Current Assets
Cash and cash equivalents	$33.7	$24.0
Receivables, net	186.4	166.0
Fuel inventories, at average cost	47.8	35.9
Materials and supplies, at average cost	67.6	64.0
Deferred refueling outage costs	18.2	6.5
Refundable income taxes	45.1	16.0
Deferred income taxes	15.5	3.6
Assets of discontinued operations	-	487.1
Derivative instruments	4.4	0.7
Prepaid expenses	13.7	11.0
Total	432.4	814.8
Nonutility Property and Investments
Affordable housing limited partnerships	15.9	17.3
Nuclear decommissioning trust fund	104.7	110.5
Other	7.2	7.5
Total	127.8	135.3
Utility Plant, at Original Cost
Electric	5,567.1	5,450.6
Less-accumulated depreciation	2,643.7	2,596.9
Net utility plant in service	2,923.4	2,853.7
Construction work in progress	800.5	530.2
Nuclear fuel, net of amortization of $101.8 and $120.2	56.0	60.6
Total	3,779.9	3,444.5
Deferred Charges and Other Assets
Regulatory assets	373.6	400.1
Derivative instruments	0.4	-
Other	54.3	37.4
Total	428.3	437.5
Total	$4,768.4	$4,832.1

Attachment E continued

GREAT PLAINS ENERGY
Consolidated Balance Sheets
(Unaudited)

	June 30	December 31
	2008	2007
LIABILITIES AND CAPITALIZATION	(millions, except share amounts)
Current Liabilities
Notes payable	$-	$42.0
Commercial paper	192.9	365.8
Current maturities of long-term debt	0.3	0.3
Accounts payable	236.1	241.4
Accrued taxes	42.3	19.5
Accrued interest	27.1	16.6
Accrued compensation and benefits	28.0	22.1
Pension and post-retirement liability	1.3	1.3
Liabilities of discontinued operations	-	253.4
Derivative instruments	28.4	44.4
Other	9.5	10.2
Total	565.9	1,017.0
Deferred Credits and Other Liabilities
Deferred income taxes	628.3	608.0
Deferred investment tax credits	77.8	27.0
Asset retirement obligations	112.4	94.5
Pension and post-retirement liability	152.9	157.2
Regulatory liabilities	120.3	144.1
Other	63.0	74.5
Total	1,154.7	1,105.3
Capitalization
Common shareholders' equity
Common stock-150,000,000 shares authorized without par value
86,647,220 and 86,325,136 shares issued, stated value	1,075.7	1,065.9
Retained earnings	476.7	506.9
Treasury stock-125,884 and 90,929 shares, at cost	(3.7)	(2.8)
Accumulated other comprehensive loss	(16.3)	(2.1)
Total	1,532.4	1,567.9
Cumulative preferred stock $100 par value
3.80% - 100,000 shares issued	10.0	10.0
4.50% - 100,000 shares issued	10.0	10.0
4.20% - 70,000 shares issued	7.0	7.0
4.35% - 120,000 shares issued	12.0	12.0
Total	39.0	39.0
Long-term debt	1,476.4	1,102.9
Total	3,047.8	2,709.8
Commitments and Contingencies
Total	$4,768.4	$4,832.1

Attachment F

GREAT PLAINS ENERGY
Statistical Summary

	Three Months Ended		Year to Date
	June 30		June 30
	2008	2007	2008	2007
KCP&L
Retail revenues (millions)	$276.3	$256.8	$525.0	$473.7
Wholesale revenues (millions)	$54.7	$58.5	$97.8	$92.7
Average non-firm wholesale price per MWh	$51.43	$43.09	$48.90	$41.91
Wholesale MWh sales (thousands)	1,140	1,362	2,083	2,248
Cooling degree days	355	406	355	406
Heating degree days	509	432	3,458	2,970
Equivalent availability - coal plants	80%	74%	76%	72%
Capacity factor - coal plants	76%	70%	72%	68%
Equivalent availability - nuclear	50%	100%	65%	100%
Capacity factor - nuclear	50%	100%	65%	100%